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                                                                    EXHIBIT 10.5

                              COMPUTER MOTION, INC.
                          EMPLOYEE STOCK PURCHASE PLAN


         This EMPLOYEE STOCK PURCHASE PLAN (the "Plan") is hereby established by COMPUTER MOTION, INC., a California corporation (the "Company") effective as of the Effective Date, as defined below.

                                       1.

                               PURPOSE OF THE PLAN

         1.1 Purpose. The Company has determined that it is in its best interest to provide incentives to attract and retain employees and to increase employee morale by providing a program through which employees of the Company, and of such of the Company's subsidiaries as the Company's Board of Directors (the "Board of Directors") may from time to time designate (each a "Designated Subsidiary", and collectively, "Designated Subsidiaries"), may acquire a proprietary interest in the Company through the purchase of shares of the common stock of the Company ("Company Stock"). The Plan is hereby established by the Company to permit employees to subscribe for and purchase directly from the Company shares of the Company Stock at a discount from the market price, and to pay the purchase price in installments by payroll deductions. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). The provisions of the Plan are to be construed in a matter consistent with the requirements of Section 423 of the Code. The Plan is not intended to be an employee benefit plan under the Employee Retirement Income Security Act of 1974, and therefore is not required to comply with that Act.

                                       2.

                                   DEFINITIONS

         2.1 Compensation. "Compensation" means the amount indicated on the Form W-2, including any elective deferrals with respect to a plan of the Company qualified under either Section 125 or Section 401(a) of the Code, issued to an employee by the Company.

         2.2 Eligible Employee. "Eligible Employee" means any person currently employed by the Company or any of its Designated Subsidiaries, any portion of whose income is subject to withholding of income tax or for whom Social Security retirement contributions are made by the Company or any Designated Subsidiary who is regularly scheduled for not less then 20 hours of work per week and who has been so employed for not less than ninety (90) days.

         2.3 Effective Date. "Effective Date" means the effective date of the Company's first Registration Statement filed with the Securities and Exchange Commission registering Company Stock.

         2.4 Entry Date. "Entry Date" means the date an Eligible Employee first joins an Offering Period. The earliest Entry Date shall be the Effective Date.



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         2.5 5% Owner. "5% Owner" means an Employee who, immediately after the grant of any rights under the Plan, would own Company Stock or hold outstanding options to purchase Company Stock possessing 5% or more of the total combined voting power of all classes of stock of the Company. For purposes of this Section, the ownership attribution rules of Code Section 425(d) shall apply.

         2.6 Participant. "Participant" means an employee who has satisfied the definition of Eligible Employee and has become a participant in the Plan in accordance with Section 3.2.

         2.7 Plan Year. "Plan Year" means the twelve consecutive month period ending on the last day of December.

         2.8 Offering Period. "Offering Period" means a period of approximately twenty-four (24) months beginning July 1 and January 1 of each Plan Year. However, the first Offering Period shall commence on the Effective Date and end on June 30, 1999, regardless of the fact that such initial Offering Period shall be less than twenty-four months.

         2.9 Purchase Date. "Purchase Date" means the last trading day of each Semi-Annual Period of Participation.

         2.10 Semi-Annual Period of Participation means each semiannual period for which the Participant actually participates in an Offering Period in effect under the Plan. There shall be a maximum of four (4) semi-annual periods of participation within each offering period. The first such semi-annual period (which may actually be more or less than six (6) months for the initial offering period) shall extend from the Effective Time through the last trading day in December 1997. Subsequent semi-annual periods shall be measured from the first trading day of January to the last trading day of June each calendar year and from the first trading day of July to the last trading day of December each calendar year.

                                       3.

                          ELIGIBILITY AND PARTICIPATION

         3.1 Eligibility. Each Eligible Employee may participate in the Plan in accordance with the following provisions.

                  (a) An individual who is an Eligible Employee on the first day of any Offering Period under the Plan shall be eligible to commence participation in that Offering Period on such day. Such date shall become such individual's Entry Date for the Offering Period, and on that date such individual shall be granted his/her purchase right for the Offering Period. Should any such Eligible Employee not enter the Offering Period on the start date, then he/she may not subsequently join that particular Offering Period on any later date.

                  (b) If an offering period has a duration of more than six months, the provisions of this Section 3.1(b) shall apply. An individual who first becomes an Eligible Employee after the start date of any Offering Period under the Plan may enter that Offering Period on the first Semi-Annual Entry Date on which he/she is an Eligible Employee. Such Semi-Annual Entry Date shall become such individual's Entry Date for the Offering Period, and on that date such individual



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shall be granted his/her purchase right for the Offering Period. Should such an
Eligible Employee not enter the Offering Period on the first Semi-Annual Entry Date on which he/she is eligible to join the Offering Period, then he/she may not subsequently join that particular Offering Period on any later date.

         3.2 Participation. An Eligible Employee may become a Participant in the Plan upon his completion and delivery to the Human Resources Department of the Company of a stock purchase agreement provided by the Company (the "Stock Purchase Agreement") authorizing payroll deductions. Payroll deductions for a Participant shall commence on the Entry Date coincident with or next following the filing of the Participant's Stock Purchase Agreement and shall remain in effect until revoked by the Participant by the filing of a notice of withdrawal from the Plan under Article 8 or by the filing of a new Stock Purchase Agreement providing for a change in the Participant's payroll deduction rate under Section 5.2.

         3.3 Special Rules. Under no circumstances shall

              (a) A 5% Owner be granted a right to purchase Company Stock under the Plan;

              (b) A Participant be entitled to purchase Company Stock under the Plan which, when aggregated with all other employee stock purchase plans of the Company, exceed an amount equal to the Aggregate Maximum. "Aggregate Maximum" means an amount equal to $25,000 worth of Company Stock (determined using the fair market value of such Company Stock at each applicable Entry Date) during each calendar year; or

              (c) The number of shares of Company Stock purchasable by a Participant on any Purchase Date exceed 5,000 shares, subject to periodic adjustments under Section 10.4.

                                       4.

                                OFFERING PERIODS

         4.1  Offering Periods.

              (a) Initially, each Offering Period shall have a duration of twenty-four (24) months; provided, however that the Plan Administrator may designate the duration of future Offering Periods prior to the start date of the Offering Period and in the absence of any express determination otherwise, each Offering Period shall have a duration equal to that of the Preceding Offering Period. Semi-Annual Period of Participation shall begin the first trading day of July and January and shall end on the next succeeding Semi-Annual Purchase Date. Notwithstanding the foregoing, the initial Offering Period shall begin on the Effective Date and end on the last trading day in June of 1999. The next Offering Period shall commence on the first trading day in January 1998, and subsequent Offering Periods shall commence as indicated above.

              (b) The Participant shall be granted a separate purchase right for each Offering Period in which he or she participates. The purchase right shall be granted on the Entry Date on which such individual first joins the Offering Period in effect under the Plan and shall be



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automatically exercised on the last trading day of each December and June occurring within the Offering Period.

              (c) Except as otherwise provided in this Plan, the Participant's acquisition of Common Stock under the Plan on any Semi-Annual Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Semi-Annual Purchase Date.

                                       5.

                               PAYROLL DEDUCTIONS

         5.1 Participant Election. Upon completion of the Stock Purchase Agreement, each Participant shall designate the amount of payroll deductions to be made from his or her paycheck to purchase Company Stock under the Plan. The amount of payroll deductions shall be designated in whole percentages of Compensation or in whole dollar amounts, not to exceed 10% of Compensation. The amount so designated upon the Stock Purchase Agreement shall be effective as of the next Entry Date and shall continue until terminated or altered in accordance with Section 5.2 below.

         5.2 Changes in Election. A Participant may terminate participation in the Plan at any time prior to the close of an Offering Period as provided in
Article 8. A Participant may decrease or increase the rate of payroll deductions one time during any Offering Period by completing and delivering to the Human Resources Department of the Company a new Stock Purchase Agreement setting forth the desired change. A Participant may also terminate payroll deductions and have accumulated deductions for the Offering Period applied to the purchase of Company Stock as of the next Purchase Date by completing and delivering to the Human Resources Department a new Stock Purchase Agreement setting forth the desired change. Any change under this Section shall become effective on the next payroll period (to the extent practical under the Company's payroll practices) following the delivery of the new Stock Purchase Agreement.

         5.3 Participant Accounts. The Company shall establish and maintain a separate account ("Account") for each Participant. The amount of each Participant's payroll deductions shall be credited to his Account. No interest will be paid or allowed on amounts credited to a Participant's Account. All payroll deductions received by the Company under the Plan are general corporate assets of the Company and may be used by the Company for any corporate purpose. The Company is not obligated to segregate such payroll deductions.

                                       6.

                            GRANT OF PURCHASE RIGHTS

         6.1 Right to Purchase Shares. On each Entry Date, each Participant shall be granted a right to purchase at the price determined under Section 6.2 that number of shares and partial shares of Company Stock that can be purchased or issued by the Company based upon that price with the amounts held in his Account, subject to the limits set forth in Section 3.3. In the event that there are amounts held in a Participant's Account that are not used to purchase Company Stock, such amounts shall remain in the Participant's Account and shall be eligible to purchase Company Stock in any subsequent Offering Period.

         6.2 Purchase Price. The purchase price for any Offering Period shall be the lesser of:



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              (a) 85% of the Fair Market Value of Company Stock on the Entry
Date in that Offering Period; or

              (b) 85% of the Fair Market Value of Company Stock on the Purchase Date.

         6.3 Fair Market Value. "Fair Market Value" means for the initial Entry Date (which is the Effective Date), the price per share at which the Common Stock is to be sold to the public in the initial public offering of the Common Stock. For any subsequent date thereafter, "Fair Market Value" shall mean the value of one share of Company Stock, determined as follows:

              (a) If the Company Stock is then listed or admitted to trading on the Nasdaq Stock Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on the Nasdaq Stock Market or principal stock exchange on which the Company Stock is then listed or admitted to trading, or, if no closing sale price is quoted or no sale takes place on such day, then the Fair Market Value shall be the closing sale price of the Company Stock on the Nasdaq Stock Market or such exchange on the next preceding day on which a sale occurred.

              (b) If the Company Stock is not then listed or admitted to trading on the Nasdaq Stock Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Company Stock in the over-the-counter market on the date of valuation.

              (c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of valuation, which determination shall be conclusive and binding on all interested parties.

                                       7.

                                PURCHASE OF STOCK

         7.1 Purchase of Company Stock. Absent an election by the Participant to terminate and have his or her Account returned, on each Purchase Date, the Plan shall purchase on behalf of each Participant the maximum number of whole shares of Company Stock at the purchase price determined under Section 6.2 above as can be purchased with the amounts held in each Participant's Account. In the event that there are amounts held in a Participant's Account that are not used to purchase Company Stock, all such amounts shall be held in the Participant's Account and carried forward to the next Offering Period.

         7.2 Delivery of Company Stock.

              (a) Company Stock acquired under the Plan may either be issued directly to Participants or may be issued to a contract administrator ("Administrator") engaged by the Company to administer the Plan under Article 9. If the Company Stock is issued in the name of the Administrator, all Company Stock so issued ("Plan Held Stock") shall be held in the name of the Administrator for the benefit of the Plan. The Administrator shall maintain accounts for the benefit of the Participants which shall reflect each Participant's interest in the Plan Held Stock. Such accounts shall reflect the number



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of shares of Company Stock that are being held by the Administrator for the benefit of each Participant.

              (b) Any Participant may elect to have the Company Stock purchased under the Plan from his or her Account be issued directly to the Participant. Any election under this paragraph shall be on the forms provided by the Company and shall be issued in accordance with paragraph (c) below.

              (c) In the event that Company Stock under the Plan is issued directly to a Participant, the Company will deliver to each Participant a stock certificate or certificates issued in his name for the number of shares of Company Stock purchased as soon as practicable after the Purchase Date. Where Company Stock is issued under this paragraph, only full shares of stock will be issued to a Participant. The time of issuance and delivery of shares may be postponed for such period as may be necessary to comply with the registration requirements under the Securities Act of 1933, as amended, the listing requirements of any securities exchange on which the Company Stock may then be listed, or the requirements under other laws or regulations applicable to the issuance or sale of such shares.

                                       8.

                                   WITHDRAWAL

         8.1 In Service Withdrawals. At any time prior to the Purchase Date of an Offering Period, any Participant may withdraw the amounts held in his Account by executing and delivering to the Human Resources Department for the Company written notice of withdrawal on the form provided by the Company. In such a case, the entire balance of the Participant's Account shall be paid to the Participant, without interest, as soon as is practicable. Upon such notification, the Participant shall cease to participate in the Plan for the remainder of the Offering Period in which the notice is given, and for the immediately following Offering Period. Any Employee who has withdrawn under this Section may thereafter be reinstated as a Participant for a subsequent Offering Period by executing and delivering a new Stock Purchase Agreement to the Human Resources Department of the Company.

         8.2 Termination of Employment.

              (a) In the event that a Participant's employment with the Company terminates for any reason, the Participant shall cease to participate in the Plan on the date of termination. As soon as is practical following the date of termination, the entire balance of the Participant's Account shall be paid to the Participant or his beneficiary, without interest.

              (b) A Participant may file a written designation of a beneficiary who is to receive any shares of Company Stock purchased under the Plan or any cash from the Participant's Account in the event of his or her death subsequent to a Purchase Date, but prior to delivery of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's Account under the Plan in the event of his death prior to a Purchase Date under paragraph (a) above.

              (c) Any beneficiary designation under paragraph (b) above may be changed by the Participant at any time by written notice. In the event of the death of a Participant, the Committee may rely upon the most recent beneficiary designation it has on file as being the appropriate beneficiary. In the event of the death of a Participant where no valid beneficiary designation exists or the beneficiary



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has predeceased the Participant, the Committee shall deliver any cash or shares of Company Stock to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed to the knowledge of the Committee, the Committee, in its sole discretion, may deliver such shares of Company Stock or cash to the spouse or any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Committee, then to such other person as the Committee may designate.

                                       9.

                               PLAN ADMINISTRATION

         9.1 Plan Administration.

              (a) Authority to control and manage the operation and administration of the Plan shall be vested in the Board of Directors (the "Board") for the Company, or a committee ("Committee") thereof. The Board or Committee shall have all powers necessary to supervise the administration of the Plan and control its operations.

              (b) In addition to any powers and authority conferred on the Board or Committee elsewhere in the Plan or by law, the Board or the Committee shall have the following powers and authority:

                  (i) To designate agents to carry out responsibilities relating to the Plan;

                  (ii) To administer, interpret, construe and apply this Plan and to a swer all questions which may arise or which may be raised under this Plan by a Participant, his beneficiary or any other person whatsoever;

                  (iii) To establish rules and procedures from time to time for the conduct of its business and for the administration and effectuation of its responsibilities under the Plan; and

                  (iv) To perform or cause to be performed such further acts as it may deem to be necessary, appropriate, or convenient for the operation of the Plan.

              (c) Any action taken in good faith by the Board or Committee in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon a Participant and his beneficiaries. All discretionary powers conferred upon the Board shall be absolute.

         9.2 Limitation on Liability. No Employee of the Company nor member of the Board or Committee shall be subject to any liability with respect to his duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any other Employee of the Company with duties under the Plan who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative, or investigative, by reason of the person's conduct in the performance of his duties under the Plan.

                                       10.

                                  COMPANY STOCK



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         10.1 Limitations on Purchase of Shares. The maximum number of shares of
Company Stock that shall be made available for sale under the Plan shall be 250,000 shares, subject to adjustment under Section 10.4 below. The shares of Company Stock to be sold to Participants under the Plan will be issued by the Company. If the total number of shares of Company Stock that would otherwise be issuable pursuant to rights granted pursuant to Section 6.1 of the Plan at the Purchase Date exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available in as uniform and equitable manner as is practicable. In such event, the Company shall give written notice of such reduction of the number of shares to each participant affected thereby and any unused payroll deductions shall be returned to such participant if necessary.

         10.2 Company Stock. The Participant will have no interest or voting right in shares to be purchased under Section 6.1 of the Plan until such shares have been purchased.

         10.3 Registration of Company Stock. Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant unless designated otherwise by the Participant.

         10.4 Changes in Capitalization of the Company. Subject to any required action by the stockholders of the Company, the number of shares of Company Stock covered by each right under the Plan which has not yet been exercised and the number of shares of Company Stock which have been authorized for issuance under the Plan but have not yet been placed under rights or which have been returned to the Plan upon the cancellation of a right, as well as the Purchase Price per share of Company Stock covered by each right under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Company Stock resulting from a stock split, stock dividend, spin-off, reorganization, recapitalization, merger, consolidation, exchange of shares or the like. Such adjustment shall be made by the Board of Directors for the Company, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Company Stock subject to any right granted hereunder.

         10.5 Merger of Company. In the event that the Company at any time proposes to merge into, consolidate with or enter into any other reorganization pursuant to which the Company is not the surviving entity (including the sale of substantially all of its assets or a "reverse" merger in which the Company is the surviving entity), the Plan shall terminate, unless provision is made in writing in connection with such transaction for the continuance of the Plan and for the assumption of rights theretofore granted, or the substitution for such rights of new rights covering the shares of a successor corporation, with appropriate adjustments as to number and kind of shares and prices, in which event the Plan and the rights theretofore granted or the new rights substituted therefor, shall continue in the manner and under the terms so provided. If such provision is not made in such transaction for the continuance of the Plan and the assumption of rights theretofore granted or the substitution for such rights of new rights covering the shares of a successor corporation, then the Board of Directors or its committee shall cause written notice of the proposed transaction to be given to the persons holding rights not less than 10 days prior to the anticipated effective date of the proposed transaction, and, concurrent with the effective date of the proposed transaction, such rights shall be exercised automatically in accordance with Section 7.1 as if such effective date were a Purchase Date of the applicable Offering Period unless a Participant withdraws from the Plan as provided in Section 8.1.



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                                       11.

                              MISCELLANEOUS MATTERS

         11.1 Amendment and Termination. The Plan shall terminate not later than June 30, 2007. Since future conditions affecting the Company cannot be anticipated or foreseen, the Company reserves the right to amend, modify, or terminate the Plan at any time. Upon termination of the Plan, all benefits shall become payable immediately. Notwithstanding the foregoing, no such amendment or termination shall affect rights previously granted, nor may an amendment make any change in any right previously granted which adversely affects the rights of any Participant. In addition, no amendment may be made without prior approval of the stockholders of the Company if such amendment would:

              (a) Increase the number of shares of Company Stock that may be issued under the Plan;

              (b) Materially modify the requirements as to eligibility for participation in the Plan; or

              (c) Materially increase the benefits which accrue to Participants under the Plan.

         11.2 Stockholder Approval. Continuance of the Plan and the effectiveness of any right granted hereunder shall be subject to approval by the stockholders of the Company, within twelve months before or after the date the Plan is adopted by the Board.

         11.3 Benefits Not Alienable. Benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article 8.

         11.4 No Enlargement of Employee Rights. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Employee or to be consideration for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in the Plan shall be deemed to give the right to any Employee to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Employee at any time.

         11.5 Governing Law. To the extent not preempted by Federal law, all legal questions pertaining to the Plan shall be determined in accordance with the laws of the state of incorporation of the Company.

         11.6 Non-trading Days. When any act under the Plan is required to be performed on a day that falls on a Saturday, Sunday or legal or stock market holiday, that act shall be performed on the next succeeding day which is not a Saturday, Sunday or holiday. Notwithstanding the above, Fair Market Value shall be determined in accordance with Section 6.3.

         11.7 Compliance With Securities Laws. Notwithstanding any provision of the Plan, the Committee shall administer the Plan in such a way to ensure that the Plan at all times complies with any requirements of Federal Securities Laws. For example, affiliates may be required to make



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irrevocable elections in accordance with the rules set forth under Section 16b-3 of the Securities Exchange Act of 1934.



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